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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of BrightStar Information Technology Group, Inc. on Form S-1 of our reports for Brian R. Blackmarr and Associates, Inc., Integrated Controls, Inc., Mindworks Professional Education Group, Inc., Software Consulting Services America, LLC, Software Innovators, Inc., and Zelo Group, Inc., dated December 19, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading of "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Dallas, Texas

December 22, 1997